Exhibit 32.2

Written Statement of Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of the Mohegan Tribal Gaming Authority (the “Authority”), hereby certifies that, to his knowledge, on the date hereof:

(a) the Annual Report on Form 10-K of the Authority for the fiscal year ended September 30, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.

/s/ LEO M. CHUPASKA
Leo M. Chupaska Chief Financial Officer, Mohegan Tribal Gaming Authority December 9, 2005

A signed original of this written statement required by Section 906 has been provided to the Authority and will be retained by the Authority and furnished to the Securities and Exchange Commission or its staff upon request.